T. Rowe Price Institutional Equity Funds, Inc.

T. Rowe Price Institutional Small-Cap Stock Fund

The following was deleted from the principal investment strategies:

Under most circumstances, the fund will invest less than 1.5% of its total assets in any single company.

T. Rowe Price Institutional Equity Funds, Inc.

T. Rowe Price Institutional Large-Cap Core Growth Fund

The fundamental policy relating to the purchase and sale of commodities has been revised to the following:

The funds may not purchase or sell commodities except to the extent permitted by applicable law.

To clarify the intent of the new policy, the following note was added to the SAI to be read in connection with the policy:

With respect to this investment restriction, the funds may not directly purchase or sell commodities that require physical storage unless acquired as a result of ownership of securities or other instruments but the funds may invest in any derivatives and other financial instruments that involve commodities or represent interests in commodities to the extent permitted by the Investment Company Act of 1940 or other applicable law.

This new policy does not apply to the Dividend Growth Fund, Diversified Small-Cap Growth Fund, Emerging Markets Local Multi-Sector Account Portfolio, Institutional High Yield Fund, Institutional Large-Cap Growth Fund, Institutional Large-Cap Value Fund, Institutional Mid-Cap Equity Growth Fund, Institutional Small-Cap Stock Fund, or New America Growth Fund since these funds did not obtain the necessary shareholder votes to approve the revised policy.  These funds will continue to operate under their current policy, which is that they may not purchase or sell physical commodities, except that they may enter into futures contracts and options thereon.

We did not seek shareholder approval to apply the new policy to the Short-Government Reserve Fund, Short-Term Reserve Fund, or any of the T. Rowe Price money market funds since they are not permitted to use derivatives.

T. Rowe Price Institutional Equity Funds, Inc.

T. Rowe Price Institutional  U.S. Structured Research Fund

The fundamental policy relating to the purchase and sale of commodities has been revised to the following:

The funds may not purchase or sell commodities except to the extent permitted by applicable law.

To clarify the intent of the new policy, the following note was added to the SAI to be read in connection with the policy:

With respect to this investment restriction, the funds may not directly purchase or sell commodities that require physical storage unless acquired as a result of ownership of securities or other instruments but the funds may invest in any derivatives and other financial instruments that involve commodities or represent interests in commodities to the extent permitted by the Investment Company Act of 1940 or other applicable law.

This new policy does not apply to the Dividend Growth Fund, Diversified Small-Cap Growth Fund, Emerging Markets Local Multi-Sector Account Portfolio, Institutional High Yield Fund, Institutional Large-Cap Growth Fund, Institutional Large-Cap Value Fund, Institutional Mid-Cap Equity Growth Fund, Institutional Small-Cap Stock Fund, or New America Growth Fund since these funds did not obtain the necessary shareholder votes to approve the revised policy.  These funds will continue to operate under their current policy, which is that they may not purchase or sell physical commodities, except that they may enter into futures contracts and options thereon.

We did not seek shareholder approval to apply the new policy to the Short-Government Reserve Fund, Short-Term Reserve Fund, or any of the T. Rowe Price money market funds since they are not permitted to use derivatives.